American Woodmark Corporation
                            3102 Shawnee Drive
                        Winchester, Virginia  22601

                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


TO THE SHAREHOLDERS OF
AMERICAN WOODMARK CORPORATION:

     The Annual Meeting of Shareholders of American Woodmark Corporation (the "Company") will be held at Piper's at Creekside, Route 11 South, Winchester, Virginia, on Tuesday, August 20, 1996 at 9:00 a.m., Eastern Daylight Time, for the following purposes:

     1.   To elect eight directors to serve for the ensuing year;

     2. To ratify the selection by the Board of Directors of Ernst & Young LLP as independent certified public accountants of the Company for the fiscal year ending
          April 30, 1997;

     3. To consider and vote upon a proposal to approve a Stock Option Plan for employees;

     4. To consider and vote upon a proposal to approve a Shareholder Value Plan for employees; and

     5. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only holders of record of shares of Common Stock at the close of business on June 28, 1996 will be entitled to vote at the meeting and any adjournments thereof.

     Whether or not you plan to attend the meeting, please complete the enclosed proxy, including signature and date, and promptly return in the enclosed envelope.

     You are cordially invited to attend the meeting.


                         By Order of the Board of Directors


                         CAROL LENTZ
                         Secretary


July 18, 1996

                       AMERICAN WOODMARK CORPORATION
                             3102 Shawnee Drive
                        Winchester, Virginia  22601

                          PROXY STATEMENT

                        GENERAL INFORMATION

    This Proxy Statement, mailed to shareholders on or about July 18, 1996, is furnished in connection with the solicitation by American Woodmark Corporation (the "Company") of proxies in the accompanying form for use at the Annual Meeting of Shareholders to be held on August 20, 1996, and at any adjournments thereof. A copy of the annual report of the Company for the fiscal year ended April 30, 1996 is being mailed to you with this Proxy Statement.

    In addition to the solicitation of proxies by mail, the Company's officers and regular employees, without compensation other than regular compensation, may solicit proxies by telephone, telegraph and personal interview. The Company will bear the cost of all solicitation.

    On June 28, 1996, the date for determining shareholders entitled to vote at the meeting, there were 7,632,081 shares of common stock of the Company ("Common Stock") outstanding and entitled to vote. Each such share of Common Stock entitles the holder thereof to one vote.

    Any shareholder giving a proxy may revoke it at any time before it is voted. Proxies may be revoked by filing with the Secretary of the Company written notice of revocation bearing a later date than the proxy, by duly executing a later dated proxy relating to the same shares or by attending the annual meeting and voting in person.

    A proxy, if executed and not revoked, will be voted for the election of the nominees for director named herein, for the ratification of Ernst & Young LLP as independent certified public accountants of the Company, for the proposed Stock Option Plan For Employees, and for the proposed Shareholder Value Plan For Employees unless such proxy contains specific instructions to the contrary, in which event it will be voted in accordance with such instructions. Abstentions will be considered as votes represented at the annual meeting for quorum purposes, but a vote to abstain will not be counted as a vote for or against any of the proposals.

                   ITEM 1 - ELECTION OF DIRECTORS

    The persons named below, all of whom currently serve as directors of the Company, have been nominated to serve as directors until the next Annual Meeting of Shareholders and until their successors have been elected. Other nominations may be made from the floor at the annual meeting.

    Although the Company anticipates that all of the nominees named below will be able to serve, if at the time of the meeting any nominees are unable or unwilling to serve, shares represented by properly executed proxies will be voted at the discretion of the persons named therein for such other person or persons as the Board of Directors may designate.

NOMINEES

                                  Principal Occupation               Director
                                  During the Last Five                  of
                                  Years and Directorships             Company
       Name            Age        in Public Companies                  Since
   ------------        ---     ----------------------------           -------

William F. Brandt, Jr.  50   Company Chairman and Chief                 1980
                             Executive Officer from 1995 to
                             present;  Company Chairman and
                             President from 1980 to 1995.

Richard A. Graber       60   Commercial Real Estate Developer           1980
                             and owner of retail operations
                             from 1988 to present; Company
                             Vice President, Marketing from
                             1980 until retirement in 1988

Donald P. Mathias       57   Company Vice President, Assembly           1980
                             and Distribution from 1994 until
                             retirement in 1995; Company
                             Vice President, Operations,
                             from 1980 to 1994

John T. Gerlach         63   Director of MBA Program,                   1980
                             Sacred Heart University from
                             1992 to present; Assistant to
                             the President of Sacred Heart
                             University from 1990 to 1992;
                             Adjunct Professor of Finance of
                             Drexel University Graduate School
                             of Business from 1988 to 1990;
                             Director, SAFE, Inc. and Uno
                             Restaurant Corp.

Daniel T. Carroll       70   Chairman from 1995 to present and          1986
                             Chairman and President from 1982 to
                             1995 of The Carroll Group, Inc.
                             (management consulting business),
                             Director, Aon Corporation,
                             A.M. Castle & Co., Comshare, Inc.,
                             Diebold, Inc., Wolverine World Wide,
                             Inc., Woodhead Industries, Inc.,
                             DeSoto, Inc. and Oshkosh Truck Corp.

C. Anthony Wainwright   62   Chairman of Harris, Drury, Cohen,          1987
                             Inc. (an advertising agency) 1995 to
                             present; Chairman in 1994 and Vice
                             Chairman and CEO from 1990 to 1994 of
                             Compton/Saatchi & Saatchi, Inc.(an
                             advertising agency); President of
                             the Bloom Companies, Inc. and Chief
                             Executive Officer of the Bloom Agency
                             (an advertising agency) from 1980 to
                             1990; Director, Gibson Greeting Inc.,
                             Del Webb Corp., and Specialty Retailing

James J. Gosa           49   President and Chief Operating Officer      1995
                             from 1995 to present; Company Executive
                             Vice President from 1993 to 1995;
                             Company Vice President, Sales and
                             Marketing from 1991 to 1993; Vice
                             President Marketing and Branch Operations,
                             Thomas Somerville Co. 1985 to 1991

Martha M. Dally         45   Executive Vice President-Personal          1995
                             Products, Sara Lee Corporation
                             from 1994 to present; Vice President,
                             Personal Products from 1989 to 1993,
                             Sara Lee Corporation

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors, and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended April 30, 1996, all Section 16(a) filing regulations were in compliance with requirements applicable to its officers, directors, and greater than ten-percent beneficial owners.

                  PRINCIPAL SHAREHOLDERS OF THE COMPANY

     The following table sets forth information regarding shares of Common Stock beneficially owned as of June 28, 1996 by (i) each person who is known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each named executive officer, and (iv) the directors and executive officers as a group. Unless otherwise noted, each individual has sole voting power and sole investment power with respect to the number of shares set forth opposite his or her name. The addresses of each person listed below who owns more than 5% of the outstanding shares of Common Stock are: Mr. Brandt, 3102 Shawnee Drive, Winchester, Virginia 22601; Mr. Mathias, 5240 62nd Ave. South, St. Petersburg, Florida 33715; Ms. Stout,
 P.O. Box 206, Cross Junction, Virginia 22625; and Mr. Graber, 1712 Handley Ave., Winchester, Virginia 22601.

                                                    Aggregate
                                      Number       Percentage
        Name                         of Shares        Owned
     ----------                      ---------       -------

 William F. Brandt, Jr. (1)......    2,357,390         30.7
 Mary Jo Stout(2)................      944,433         12.3
 Richard A. Graber (3)...........      824,753         10.7
 Donald P. Mathias (4)...........      570,632          7.4
 David L. Blount (5).............      165,502          2.2
 James J. Gosa (6)...............       40,193           *
 C. Stokes Ritchie (7)...........       23,234           *
 Kent B. Guichard (8)............       15,348           *
 John T. Gerlach (9).............       13,188           *
 Daniel T. Carroll (10)...........       7,666           *
 C. Anthony Wainwright (11)......        2,287           *
 Martha M. Dally ................            0           -
 All directors and executive officers
    as a group (11 persons) .....    4,020,193         52.3

   *Indicates less than 1%.

   (1) Includes 193,611 shares held by Mr. Brandt as trustee for the benefit of his children, 24,794 shares in the Brandt Family Foundation, and options exercisable by Mr. Brandt for 3,333 shares. Excludes 61,952 shares held by Mr. Brandt's wife as trustee for the benefit of their children.
   (2) Includes 48,400 shares held by Ms. Stout as trustee for the benefit of her children, 120,032 shares held by her brother as trustee for the benefit of Ms. Stout, and 10,725 shares in the Holcomb Family Foundation.
   (3) Includes 166,496 shares held by Mr. Graber as trustee for the benefit of his children, and 13,972 shares in the Graber Family Foundation, and options exercisable by Mr. Graber for 2,166 shares. Excludes 35,734 shares held by Mr. Graber's wife as trustee for the benefit of their children.
   (4) Includes 203,280 shares held by Mr. Mathias as trustee for the benefit of his children, and 365,571 in revocable trusts for the benefit of Mr. Mathias and his spouse.
   (5) Includes options exercisable by Mr. Blount for 7,167 shares.
   (6) Includes options exercisable by Mr. Gosa for 11,000 shares.
   (7) Includes options exercisable by Mr. Ritchie for 13,334 shares.
   (8) Includes options exercisable by Mr. Guichard for 14,667 shares.
   (9) Includes options exercisable by Mr. Gerlach for 1,803 shares.
   (10) Includes options exercisable by Mr. Carroll for 2,166 shares.
   (11) Includes options exercisable by Mr. Wainwright for 1,803 shares.

                   CERTAIN INFORMATION CONCERNING THE
                  BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors held five regular meetings during the fiscal year ended April 30, 1996. Each director, with the exception of Mr. Graber attended all five meetings. Mr. Graber attended three of the five meetings.

     The Board of Directors has a Compensation Committee and an Audit Committee. The Compensation Committee is composed of John T. Gerlach, C. Anthony Wainwright and Martha Dally. Mr. Gerlach serves as Chairperson of the Compensation Committee. The Compensation Committee makes awards under and administers the Company's Stock Option Plan and reviews the compensation of officers of the Company. The Compensation Committee met six times during fiscal year 1996, all committee members attended each meeting. The Audit Committee is composed of Daniel T. Carroll, John T. Gerlach and Richard A. Graber. Mr. Carroll serves as Chairperson of the Audit Committee. The Audit Committee reviews and reports to the Board with respect to various auditing and accounting matters, including the selection and fees of the Company's independent auditors, the scope of audit procedures, the nature of services to be performed by the independent auditors and the Company's accounting practices. The Audit Committee met four times in fiscal year 1996. All Committee members, with the exception of Richard A. Graber attended each meeting. Mr. Graber attended three of the four Audit Committee meetings.

     The Board of Directors approved the establishment of the Charitable Foundation for the Company during fiscal year 1995. Mr. Graber was appointed to serve as Chairperson of the Charitable Foundation and as such is compensated for attendance on a basis consistent with the compensation for meeting attendance for the Audit and Compensation Committees of the Board. The Charitable Foundation met two times during fiscal year 1996. Mr. Graber attended both meetings.

     Non-management directors receive annual compensation of $15,000 plus $1,000 for attendance at each Board meeting and $500 for attendance at each Committee meeting. The Company bears the cost of all travel associated with performance of their responsibilities. Directors who are also officers do not receive directors' fees.

     The 1995 Non-management Director Retirement Plan provides for each non-management director to receive a credit equal to fifty percent of the current annual retainer on the first day of each fiscal year. Each non-management director will receive a maximum of ten annual credits. Each non-management director will be vested in his or her total credits received at ten percent per year and be fully vested in all credits after ten years. Total vested credits will be paid to directors on the first day of each fiscal year commencing with the year immediately following retirement from the Board. Payments will be made in equal amounts over the same number of years served on the Board but not to exceed ten years. For existing directors elected in 1985 or later, provision is made for credits earned and vesting as if the plan had been adopted in 1989. For existing directors elected before 1985, provision is made for credits earned as if the plan had been adopted in 1984, vesting as if the plan had been adopted in 1989 and an increase in all limitations from ten to fifteen years.

     At the 1995 annual meeting the shareholders approved a Stock Option Plan for Non-Employee Directors (the "1995 Directors Plan"). No options may be granted under the 1995 Directors Plan after August 31, 1999. Upon the initial election of each non-employee director, the 1995 Directors Plan provides the automatic allocation of an option to purchase 1,000 shares. Each year thereafter eligible directors received additional automatic grants of options to acquire 1,000 shares. The exercise price for each option granted under the 1995 Directors Plan is 100% of the fair market value on the date of grant. Options granted under the 1995 Directors Plan have a term of four years and are exercisable as to one-third of the shares on the first anniversary of the date of grant and as to an additional one-third on each succeeding anniversary. During the last fiscal year, Messrs. Gerlach, Carroll, Wainwright, Graber, Mathias and Ms. Dally were each granted options to purchase 1,000 shares at a price of $4.38 per share.

                COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

   The following table sets forth the annual and long-term compensation for the Company's named executive officers for fiscal 1996, 1995 and 1994.

                                                                                Long-Term
                                          Annual Compensation                  Compensation
                                     -------------------------------     ----------------------
                                                            Other
         Name &            Fiscal                           Annual                  All Other
  Principal Position        Year     Salary     Bonus    Compensation    Options  Compensation
  ------------------        ----     -------   -------     ---------     -------     -------
William F. Brandt, Jr.      1996    $260,540  $107,041    $  2,142(1)         0     $4,917(2)
Chairman & Chief            1995     255,200   188,750       2,182(1)         0      4,230(2)
Executive Officer           1994     238,233    68,750           0        5,000      4,013(2)

James J. Gosa               1996     189,170    77,737       1,584(3)    15,000      4,402(5)
President & Chief           1995     185,200   135,900       1,813(3)         0      5,180(5)
Operating Officer           1994     176,956    45,000      28,395(4)         0      6,134(5)

David L. Blount             1996     163,343    68,808           0        9,000      2,867(6)
Vice President,             1995     152,175   111,600           0            0      2,738(6)
Manufacturing               1994     139,962    39,875           0        2,500      2,370(6)

C. Stokes Ritchie           1996     145,200    30,056       1,594(7)         0      2,140(8)
Vice President, Sales &     1995     142,966    98,700     121,141(7)    20,000        129(8)
Marketing                   1994           0         0           0            0          0

Kent B. Guichard            1996     143,144    63,147           0        5,000      2,313(10)
Vice President, Finance &   1995     137,381   101,925           0            0      1,490(10)
Chief Financial Officer     1994      92,265    28,832      47,923(9)    22,000      2,491(10)

(1)  Company paid spouse travel.
(2) Contributions made on Mr. Brandt's behalf by the Company for the Investment Savings Stock Ownership Plan were $3,690, $3,604, and $3,387, for fiscal 1996, 1995 and 1994, respectively. Company-paid premiums for group life insurance made on Mr. Brandt's behalf were $1,227, $626, and $625, for fiscal 1996, 1995 and 1994, respectively.
(3)  Company paid spouse travel.
(4)  Relocation expenses.
(5) Contributions made on Mr. Gosa's behalf by the Company for the Investment Savings Stock Ownership Plan were $2,237, $86 and $14 for fiscal 1996, 1995 and 1994, respectively. Company-paid premiums for group life insurance made on Mr. Gosa's behalf were $491, $418, and $331 in fiscal 1996, 1995, and 1994, respectively. Also, as part of Mr. Gosa's relocation, he was extended an interest-free loan. Relocation loans are available to all Company management. Using a 10% interest rate, the imputed savings to Mr. Gosa were $1,674, $4,676 and $5,803 in fiscal 1996, 1995, and
     1994, respectively.
(6) Contributions made on Mr. Blount's behalf by the Company for the Investment Savings Stock Ownership Plan were $2,484, $2,449, and $2,081 for fiscal 1996, 1995, and 1994, respectively. Company-paid premiums for group life insurance made on Mr. Blount's behalf were $383, $289, and $289 in fiscal 1996, 1995, and 1994, respectively.
(7) Company-paid spouse travel of $1,594 and $1,594 in fiscal year 1996 and 1995, respectively. Relocation expenses were $119,547 in fiscal 1995.
(8) Contributions made on Mr. Ritchie's behalf by the Company for the Investment Savings Stock Ownership Plan were $1,946 in fiscal 1996. Company-paid premiums for group life insurance made on Mr. Ritchie's behalf were $194 and $129 in fiscal years 1996 and 1995, respectively.
(9)  Relocation expenses.
(10) Contributions made on Mr. Guichard's behalf by the Company for the Investment Savings Stock Ownership Plan were $2,188, $1,391 in fiscal 1996 and 1995, respectively. Company-paid premiums for group life insurance made on Mr. Guichard's behalf were $125, $99 and $50 in fiscal years 1996, 1995 and 1994, respectively. Also, as part of Mr. Guichard's relocation, he was extended an interest-free loan. Relocation loans are available to all Company management. Using a 10% interest rate, the imputed savings to Mr. Guichard was $2,441 in fiscal 1994.

OPTION GRANT TABLE

     The following table sets forth information concerning
options granted during fiscal 1996 to the Company's named
executive officers.
                                                                           Potential Realizable
                                                                             Value at Assumed
                                                                               Annual Rates
                                                                              of Stock Price
                                                                                Appreciation
                                     Individual Grants                        For Option Term
                       --------------------------------------------------   -------------------
                       Number of
                       Securities   % of Total      Exercise
                       Underlying  Options Granted   or Base
                        Options    to Employees       Price    Expiration
     Name              Granted (#) in Fiscal Year   ($/Share)     Date       5% ($)    10% ($)
   --------             ---------     ---------      -------    --------    ------    -------
William F. Brandt, Jr.         0            0%       $    0                $     0   $     0
James J. Gosa             15,000           25         4.375     11/27/99    14.143    30.457
David L. Blount            9,000           15         4.375     11/27/99     8.486    18.274
C. Stokes Ritchie              0            0             0                      0         0
Kent B. Guichard           5,000            8         4.375     11/27/99     4.714    10.152

    The option price of shares of Common Stock covered by the options granted under the 1986 Employee Stock Option Plan may not be less than 100% of the fair market value of the Common Stock on the date of the option grant (110% of fair market value if the stock option is an incentive stock option which is granted to an employee who is a 10% shareholder of the Company).

    Options are exercisable at a rate of 33% per year beginning on the first anniversary of the date on which the options were granted. The options must be exercised within twelve months after the cumulative increments equal 100%, at which time the options expire.

OPTION EXERCISES AND YEAR-END VALUE TABLE

    The following table summarizes options exercised during fiscal
1996 and presents the value of unexercised options held by the
Company's named executive officers at April 30, 1996.
                                                   Number of
                                                   Securities       Value of
                                                   Underlying      Unexercised
                                                   Unexercised     In-the-Money
                                                     Options         Options
                                                   at FY-End (#)  at FY-End ($)
                     Shares Acquired     Value     Exercisable/   Exercisable/
      Name           On Exercise  (#)  Realized $  Unexercisable  Unexercisable
   ----------          ------------    ----------   -----------    -----------
William F. Brandt, Jr.          0        $     0        3,333 E    $     0 E
                                                        1,667 U          0 U

James J. Gosa              16,500         34,502       27,500 E     29,213 E
                                                       15,000 U      6,563 U

David L. Blount                 0              0        7,167 E     13,346 E
                                                        9,833 U      3,938 U

C. Stokes Ritchie               0              0        6,667 E          0 E
                                                       13,333 U          0 U

Kent B. Guichard                0              0       14,667 E     23,914 E
                                                       12,333 U     14,145 U

PENSION PLAN

    The Company maintains a non-contributory defined benefit pension plan for salaried employees. The plan covers substantially all employees who are compensated on the basis of a salary or a commission, or both, and who meet certain age and service requirements. Funding is determined on an actuarial basis. Benefits are based on a percentage of a participant's average compensation, including bonuses, for the five consecutive calendar years in the ten years before the participant's retirement that produce the highest compensation, and weighted for credited service. The plan acts as a continuation of a pension plan in effect for former employees of Boise Cascade Corporation. If an employee was a participant in the Boise Cascade plan, his or her benefit under the Company's plan cannot be less than the benefit he or she would have received under the Boise Cascade plan. The employee's benefit will be based upon both his or her credited service under the Boise Cascade plan and his or her credited service under the Company's plan. If an employee has seven or more years of credited service under the Boise Cascade plan, part of his or her benefit will be provided by the Boise Cascade plan. The Company's plan will provide the rest of the total benefit.

    As of April 30, 1996, the credited years of service for Messrs. Brandt, Gosa, Blount, Ritchie and Guichard were 25, 4,
19, 1, and 2, respectively.

   The following table illustrates the annual pension benefits for retirement at age 65 under various levels of compensation and years of credited service. The figures in the table assume that the plan continues in its present form and that the participants elect a life annuity form of benefit.

     Final Average          Years of Credited Service
        Annual            -----------------------------
     Compensation         10       20       30       40
     ------------        ----     ----     ----     ----
   $100,000........    $12,500  $25,000  $37,500  $50,000
    150,000........     18,750   37,500   56,250   75,000
    200,000........     25,000   50,000   75,000  100,000
    300,000........     37,500   75,000  112,500  150,000
    325,000........     40,625   81,250  121,875  162,500

    The IRS places limits on the amount of compensation that can be recognized under this plan as well as the maximum amount of retirement benefit that may be paid under the plan. These limits are indexed each year, so that the ultimate amount of benefit actually paid will depend on the year of retirement. For calendar year 1996, the maximum annual compensation which may be recognized is $150,000 and the maximum amount of benefit that may be paid is $120,000.

            REPORT OF THE COMPENSATION COMMITTEE

    The Company's Executive Compensation Program is designed to assist in attracting, motivating, and retaining a senior management team capable of assuring the Company's long-term financial success, thereby rewarding shareholders and employees. The Compensation Program, administered for all executives including the Chief Executive Officer, has three primary elements: (1) a base salary, (2) an annual incentive bonus, and
(3) incentive stock options. The Program seeks to provide total compensation over the long-term that is sufficient to retain those who deliver superior performance.

    Base salaries for all executive officers have been competitively established based on salaries paid for like positions in comparable companies. These salaries are reviewed annually. Based on a national survey of executive officers' base pay in companies that manufacture durable goods with sales between $100 and $250 million, the Company's executive officers as a group, excluding the chief executive, are paid at the average market rate. Compared to the same survey, the Company's chief executive has a current base pay that is slightly below the average market rate of other chief executives. As is the case with the salaried administration policy for the entire Company, adjustments to executive officer base salaries result from a demonstrated increase in skill sets or from market-level changes in comparable positions. During fiscal year 1996, the Company's Chief Executive Officer received a 3% increase in base salary.

    The annual incentive bonus reflects both Company financial performance and each executive officer's contribution to that performance. All executive officers are eligible for an annual bonus, with a maximum potential of one times the annual base pay of each officer. Executive officers are eligible for incentive bonuses only if the Company is profitable for the fiscal year. Seventy percent of the potential bonus is based on the Company's return on investment performance. In fiscal 1996, under this portion of the plan, individual bonuses where paid at 20.7% of annual salary. Thirty percent of the potential bonus is discretionary, and is based on the Committee's subjective evaluation of individual performance for each of the executive officers during the fiscal year. Bonus payments, ranging from 20% to 23% of base salary, under this portion of the plan were made for fiscal 1996. Criteria considered for the Chief Executive Officer includes executive talent development, progress in strategically positioning the Company, and various operating performance measures such as sales, profitability, quality, delivery and safety.

    The Company's 1986 Employee Stock Option Plan, which was approved by the shareholders in 1986, is designed to encourage management to act in a manner that is consistent with the long-term interests of the shareholders. Stock option grants reflect the Compensation Committee's estimation of each executive officer's present and potential contribution to the performance of the Company, as well as the number and value of prior grants. During fiscal 1996, stock options granted to the executive officers in the aggregate totaled 29,000. Details can be found in the Option Grant Table.

                                          John T. Gerlach, Chairperson
                                                       Martha M. Dally
                                                 C. Anthony Wainwright

                     PERFORMANCE GRAPH

    Set forth below is a graph comparing the five year cumulative total shareholder return from investing $100 on May 1, 1991 in American Woodmark Corporation common stock, the S&P 500 index of companies, and the S&P Home Furnishings and Appliance index of companies:
                      1991    1992    1993    1994    1995    1996

American Woodmark    $100.0  $100.0  $100.0  $145.6  $145.6  $124.6

S&P 500               100.0   114.0   124.5   131.1   154.0   200.4

S&P HomeFurnishings   100.0   138.0   143.8   178.6   164.8   195.7
and Appliance Index

                      CERTAIN TRANSACTIONS

    The Company leases its headquarters from Amwood Associates, a partnership of which Messrs. Brandt, Mathias and Graber, and Ms. Stout are the partners. The lease commenced on March 18, 1986 and has a remaining term of five years at which time it may be cancelled by either party. Current monthly rental payments are $31,299 per month, subject to annual increases, not to exceed 7%, based on changes in the Consumer Price Index. During the fiscal year ended April 30, 1996, the Company made payments under the lease in the amount of $370,000. The rent under the lease was established by an independent appraisal and is on terms which the Company believes are at least as favorable to the Company as those which could be obtained from unaffiliated third parties.

               ITEM 2--RATIFICATION OF SELECTION OF
                  INDEPENDENT PUBLIC ACCOUNTANTS

    Upon the recommendation of the Audit Committee, the Board of Directors has selected Ernst & Young LLP as independent certified public accountants to audit the Financial Statements of the Company for fiscal year 1997, and has directed a vote of shareholders to be taken to ascertain their approval or disapproval of that selection. If the shareholders do not ratify the selection of Ernst & Young LLP, other independent auditors will be considered by the Board of Directors.

    Representatives of Ernst & Young LLP will be present at the meeting of the Company's shareholders. Such representatives will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

    The Board of Directors recommends a vote "FOR" ratification of the selection of Ernst & Young LLP as independent auditors of the Company for fiscal year 1997.

             ITEM 3--STOCK OPTION PLAN FOR EMPLOYEES


INTRODUCTION

    On May 14, 1996, the Board of Directors of the Company approved and adopted the American Woodmark Corporation 1996
Stock Option Plan For Employees (the "Plan") subject to shareholder approval.

    The Plan became effective May 14, 1996. Unless sooner terminated by the Board of Directors, the Plan will terminate on May 13, 2006. Until the Plan is approved by shareholders, no stock option may be exercised.

    The purpose of the Plan is to further the long term stability and financial success of the Company by attracting and retaining key management employees and employees of the Company and its subsidiaries and foreign affiliates who can contribute to the financial success of those corporations through the use of stock incentives. It is believed that ownership of Company common stock will stimulate the efforts of those employees upon whose judgment, interest and efforts the Company and its subsidiaries and foreign affiliates is and will be largely dependent for the successful conduct of their business. It is also believed that awards granted to such employees under this Plan will also further the identification of those employees' interests with those of the Company's shareholders.

    The principal features of the Plan are summarized below.
The summary is qualified by reference to the complete text of the Plan, which is attached as Appendix A.

GENERAL

    The Plan authorizes the reservation of an aggregate of 750,000 authorized, but unissued, shares of Company common stock. Shares allocable to Options granted under the Plan that expire or otherwise terminate unexercised may again be subjected to an incentive award under the Plan. For purposes of determining the number of shares that are available for incentive awards under the Plan, such number shall, if permissible under Rule 16b-3 promulgated under Section 16(b) of the Securities Exchange Act of 1934, include the number of shares surrendered by a Participant or retained by the Company in payment of applicable withholding taxes.

    Adjustments will be made in the number of shares which may be issued under the Plan in the event of a future stock dividend, stock split or similar prorata change in the number of outstanding shares of common stock or the future creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock.

    The common stock is traded on NASDAQ and on May 14, 1996, the closing price was $4.75.

ELIGIBILITY

    All present and future employees of the Company and its subsidiaries who hold positions with management responsibilities are eligible to receive an option under the Plan. The Company estimates that it has approximately thirty such employees (five of whom are executive officers).

ADMINISTRATION

    The Plan will be administered by a committee comprised of directors of the Company who are not eligible to participate in the Plan or any similar plan of the Company and who are outside directors for purposes of section 162(m) of the Internal Revenue Code (the "Code") as discussed below. It is anticipated that the Committee will be the Compensation Committee. The Committee has the power and complete discretion to determine when to grant options, which eligible employees will receive options, and the number of shares to be allocated to each option. The Committee may impose conditions on the exercise of options and the sale or transfer of shares acquired pursuant to the exercise of an option as it may deem appropriate.

STOCK OPTIONS

    Options to purchase shares of common stock granted under the Plan may be only nonstatutory stock options. Nonstatutory stock options do not qualify for favorable income tax treatment under section 422 of the Internal Revenue Code. The purchase price of common stock covered by a nonstatutory option may not be less than 100% of Fair Market Value.

    Options may only be exercised at such times as may be specified by the Committee in the option agreement. The Committee may grant options with a provision that an option not otherwise exercisable will become exercisable upon a "change of control", a term defined in the Plan. In general, "change of control" means the acquisition of 20% or more of the Company's common stock or voting securities by a person or group and certain changes in the membership of the Board of Directors.

    If the option so provides, an optionee exercising an option may pay the purchase price in cash; by delivering or causing to be withheld from the option, shares of Company common stock; by delivering a promissory note; or by delivering an exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds from the option shares to pay the exercise price. The Committee may also provide in the option that an employee who exercises an option by delivering already owned shares of Company common stock will be automatically granted a new replacement option equal in amount to the number of shares delivered to exercise the option with an exercise price equal to the fair market value of the Company's common stock on the date of delivery and otherwise having the same terms. The replacement option will not have a replacement feature.

INITIAL AWARDS TABLE

 Name and Position             Dollar Value($)    Number of Units
 -----------------               ----------          ---------
Jake Gosa, President & COO(1)    $183,750(2)           35,000

(1) The Committee granted to the named executive on June 11, 1996 an option to purchase 35,000 shares of Company common stock at a price of $5.25 per share. The named executive's ability to exercise the option is conditioned upon the shareholders' approval of the plan.

(2) The purchase price of the option is the fair market value of Company common stock on the date on which the Committee awarded the option, as determined under the terms of the Plan. The Committee determined the fair market value of Company common stock on June 11, 1996 to be $5.25 per share.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

    Code section 162(m) now imposes a $1,000,000 limitation on the amount of the annual compensation deduction allowable to a publicly held company with respect to each of its chief executive officer and its other four most highly paid executive officers. An exception is provided for performance-based compensation if statutory provisions pertaining to stockholder approval (and related disclosure) and outside director administrative requirements are met. In order to qualify compensation recognized upon the exercise of a nonstatutory stock option for the performance-based exception under Code section 162(m), the Plan limits the number of shares which can be made subject to the grant of an option to an employee in any calendar year to 100,000 and requires that the Plan be administered by two or more directors who are "outside directors" within the meaning of Code section 162(m) and regulations thereunder.

TRANSFERABILITY OF INCENTIVE AWARDS

    An option awarded under the Plan may not be sold, transferred, pledged, or otherwise disposed of, other than by will or by the laws of descent and distribution. All rights granted to a participant under the Plan shall be exercisable during his lifetime only by such participant, or his guardians or legal representatives. Upon the death of a participant, his personal representative or beneficiary may exercise his rights under the Plan.

AMENDMENT OF THE PLAN AND AWARDS

    The directors may amend the Plan in such respects as it deems advisable; provided that, if and to the extent required by Rule 16b-3 promulgated under section 16(b) of the Securities Exchange Act of 1934, the shareholders of the Company must approve any amendment that would (i) materially increase the benefits accruing to participants under the Plan, (ii) materially increase the number of shares of common stock that may be issued under the Plan, or (iii) materially modify the requirements of eligibility for participation in the Plan. Awards granted under the Plan may be amended with the consent of the recipient so long as the amended award is consistent with the terms of the Plan.

FEDERAL INCOME TAX CONSEQUENCES

    An employee granted a nonstatutory stock option will not incur federal income tax.

    Upon exercise of a nonstatutory stock option, an employee generally will recognize compensation income, which is subject to income tax withholding by the Company, equal to the difference between the fair market value of the common Stock on the date of the exercise and the option price. The Committee has authority under the Plan to include provisions allowing the employee to elect to have a portion of the shares he or she would otherwise acquire upon exercise of an option withheld to cover withholding tax liabilities. The election will be effective only if approved by the Committee and made in compliance with other requirements set forth in the Plan.

    An employee may deliver shares of common stock instead of cash to acquire shares under a nonstatutory stock option, without having to recognize taxable gain.

    Assuming the employee's compensation is otherwise reasonable and that exceptions to the new statutory limitations on compensation deductions by publicly held companies (as discussed above) imposed by section 162(m) of the Code apply, the Company usually will be entitled to a business expense deduction at the time and in the amount that the employee recognizes ordinary compensation income in connection therewith. As stated above, this usually occurs upon exercise of nonstatutory options. The Plan is intended to qualify for the Code section 162(m) exception so that compensation income recognized upon the exercise of a nonstatutory option will be performance based.

    This summary of Federal income tax consequences of nonstatutory stock options, incentive stock options, restricted stock and incentive stock does not purport to be complete. There may also be state and local income taxes applicable to these transactions.

VOTE REQUIRED

    Approval of the 1996 Stock Option Plan requires the affirmative vote of the holders of a majority of the shares of common stock voting at the annual meeting.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE
1996 STOCK OPTION PLAN FOR EMPLOYEES PROPOSAL (ITEM 3 ON YOUR
PROXY CARD).


              ITEM 4--SHAREHOLDER VALUE PLAN FOR EMPLOYEES


INTRODUCTION

    On May 14, 1996, the Board of Directors of the Company (the "Board") adopted the Shareholder Value Plan For Employees (the "Plan") subject to approval by the Company's shareholders. The Plan is intended to reward eligible employees with a cash payment if the performance goals set forth in the Plan or set by the Committee pursuant to the terms of the Plan are met.

    The Plan is intended to meet the requirements of section 162(m) of the Internal Revenue Code, and regulations thereunder, so that cash compensation received pursuant to the Plan will be performance based compensation excludable from the $1 million limitation on deductible compensation.

    Under Section 162(m), publicly-held companies may be limited as to income tax deductions for compensation paid to the extent total remuneration paid to any of the chief executive officer or the next four executive officers exceeds $1 million in any one year unless the compensation is "performance-based" remuneration. In general, Section 162(m) requires that before the beginning of the year a compensation committee consisting solely of two or more outside directors set objective performance standards which must be met and establish the formula for computing the performance-based amounts to be paid to each covered executive. The material terms of the plan pursuant to which the remuneration will be paid must be approved by a majority of the Company's shareholders in order for the cash awards to qualify as "performance-based" remuneration.

    The Plan (attached as Appendix B) became effective May 1,
1996, subject to shareholder approval, and will be applicable to fiscal years beginning in calendar 1996 and subsequent years unless and until terminated by the Board of Directors.

DESCRIPTION OF THE PLAN

    Participants in the Plan are designated by the Committee.
The Committee has designated the Chairman (and CEO), and the next four most highly compensated employees, as well as approximately twenty other management employees, to participate in the Plan for the initial three-year performance period beginning May 1, 1996 and ending April 30, 1999. Generally, a new three-year performance period begins each May 1st.

    The performance goal for the Plan is based on "total shareholder return", defined in the plan as the increase in the average trading price of a share of common stock value during the month in which the performance period ends (the "ending price") plus the value of distributions and dividends during the performance period, over the average trading price of a share of common stock during the month preceding the first day of the three-year performance period (the "beginning price"), expressed as an annualized rate of return for the performance period. The total shareholder return for the Company common stock for the performance period is compared to the total shareholder return of the common stock for the publicly traded corporations that are included in the S&P Home Furnishings and Appliance Index of Companies (the "Index") for the same period.

    With respect to each three-year performance period, the Committee will designate and award participants with a number of award units. The Committee will also fix at that time a range of dollar values for the award unit related to the performance goal percentile rank achieved for the three-year performance period. For the three-year performance period beginning May 1, 1996, the range of values for an award unit is between $500 at the 50th percentile which is the threshold, and $3,000 at the 90+ percentile, which is the maximum value. For rankings between the 50th and 90th percentile, the award unit value is determined from a table adopted by the Committee. For example, if a participant has 50 award units and the Company's total shareholder return equals the 50th percentile total shareholder return for the Index, the participant will receive incentive compensation of $25,000 (50 X $500) for the three-year performance period. If the Company's percentile ranking is 91, the participant will receive incentive compensation of $150,000 (50 X $3,000). If the Company s percentile ranking is less than 50, no incentive compensation will be paid.

    In the event of a "change of control", a term defined in the plan, any performance period which has not already ended will be deemed to have ended on the last day of the month immediately preceding the month in which the change of control occurs. The Committee (or its successor) is required, within 90 days of the change of control, to determine the amount of the awards payable to participants pursuant to rules described above and to pay such amounts to participants. In general, " change of control" means the acquisition of 50% or more of the Company's common stock or voting securities by a person or group and certain changes in the membership of the Board of Directors.

PAYMENT OF AWARDS

    Before any award may be paid, the Committee must certify that the performance goal has been achieved and any other requirements of the Plan have been satisfied. No payment will be made unless and until the Committee makes that certification. Even though the performance goals have been met, the award payable to a participant of any performance period shall not exceed $750,000.

    All awards will be paid as soon as administratively practicable following the last day of the performance period to which the award relates (except as described above in the case of a change of control). A participant shall receive no award if the participant's employment terminates before the last day of the performance period for any reason other than death, disability or retirement or the sale or other disposition of the business unit in which the participant is employed. If termination of employment occurs because of the occurrence of one of the preceding events, a prorated award will be paid.

INITIAL AWARDS TABLE

    The Committee does not intend to designate participants and award units until after the Plan is approved by the Company's shareholders.

ADMINISTRATION

    The Plan will be administered by the Compensation Committee of the Board, as long as the composition of the Committee consists solely of two or more outside directors as that term is defined in Code section 162(m). The Committee has the authority to establish performance goals and award unit values under the Plan.

AMENDMENT AND TERMINATION

    The Board may amend or terminate the Plan at any time as it deems appropriate; provided that (a) no amendment or termination of the Plan after the end of a performance period may increase or decrease the awards for the performance period just ended, and
(b) to the extent required to meet the requirements of Code
Section 162(m) for performance-based compensation, any amendment that makes a material change to the Plan must be approved by the shareholders of the Company. The Board is specifically authorized to amend the Plan as necessary or appropriate to comply with Code section 162(m) and regulations issued thereunder.

FEDERAL INCOME TAX CONSEQUENCES

    A participant will not incur federal income tax until a cash payment is made pursuant to the Plan. The income recognized will be subject to income tax withholding by the Company.

    The Company usually will be entitled to a business expense deduction at the time and in the amount that the recipient of the award recognizes ordinary compensation income in connection therewith. The terms of each of the plans and the administration thereof are intended to comply with Code section 162(m) (as discussed above), that generally imposes a $1 million limitation on the amount of the annual compensation deduction allowable to a publicly-held company in respect of its chief executive officer and its other four most highly paid officers, so that an award paid in cash or incentive shares to a participant pursuant to either of the plans will fall within the exception provided for performance-based compensation. If for any reason the Plan or the administration thereof is determined not to meet the requirements of Code section 162(m), and regulations thereunder, for any performance period, none or only a portion of the cash awards for that year may be fully deductible.

VOTE REQUIRED

    Approval of the Shareholder Value Plan For Employees requires the affirmative vote of the holders of a majority of the votes cast for or against the proposal at the annual meeting.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE
SHAREHOLDER VALUE PLAN FOR EMPLOYEES PROPOSAL (ITEM NO.4 ON YOUR
PROXY CARD).


                        OTHER BUSINESS

    If any other business properly comes before the meeting, your proxy may be voted by the persons named in it in such manner as they deem proper.

    At this time management does not know of any other business which will be presented to the meeting.

    PROPOSALS BY SHAREHOLDERS FOR PRESENTATION AT 1997 ANNUAL MEETING

    Proposals which any shareholder intends to present to the 1997 Annual Meeting of Shareholders must be received by the Company no later than March 15, 1997.

                    By Order of the Board of
                    Directors


                    Carol Lentz
                    Secretary
July 18, 1996

                                                                  APPENDIX A
                       AMERICAN WOODMARK CORPORATION
                   1996 STOCK OPTION PLAN FOR EMPLOYEES

     AMERICAN WOODMARK CORPORATION (the "Company") hereby adopts this American Woodmark Corporation 1996 Stock Option Plan.

1. PURPOSE

       The purpose of the American Woodmark Corporation 1996 Stock Option Plan (the "Plan") is to further the long term stability and financial success of the Company by attracting and retaining key management employees and employees of the Company and its Subsidiaries who can contribute to the financial success of those corporations through the use of stock incentives. It is believed that ownership of Company Stock will further the identification of those individuals' interests with those of the Company's shareholders and stimulate the efforts of those employees upon whose judgment, interest and efforts the Company and its Subsidiaries is and will be largely dependent for the successful conduct of their business.

       The Plan has been adopted by the Board of Directors of the Company subject to approval by the Company's shareholders.

2. DEFINITIONS

       As used in the Plan, the following terms have the meanings indicated:

   a. "Act" means the Securities Exchange Act of 1934, as amended.

   b. "Applicable Withholding Taxes" means the aggregate amount of federal, state and local income and payroll taxes that the Company is required to withhold in connection with any exercise of an Option.

   c.   "Award" means the award of a nonstatutory Option.

   d. "Beneficiary" means the person or persons entitled to receive a benefit pursuant to an Option upon the death of a Participant.

   e.   "Board" means the Board of Directors of the Company.

   f.   "Change of Control" means:

      i. The acquisition by any unrelated person of beneficial ownership (as that term is used for purposes of the Act) of 50% or more of the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors. The term "unrelated person" means any person other than (x) the Company and its Subsidiaries, (y) an employee benefit plan or trust of the Company or its Subsidiaries, and (z) a person who acquires stock of the Company pursuant to an agreement with the

          Company that is approved by the Board in advance of the acquisition, unless the acquisition results in a Change of Control pursuant to subsection (ii) below. For purposes of this subsection, a "person" means an individual, entity or group, as that term is used for purposes of the Act.

      ii. Any tender or exchange offer, merger or other business combination, sale of assets or any combination of the foregoing transactions, and the Company is not the surviving corporation.

    iii.  A liquidation of the Company.

   g. "Code" means the Internal Revenue Code of 1986, as amended.

   h. "Committee" means the committee appointed to administer the Plan as provided in Section 13.

   i.  "Company" means American Woodmark Corporation.

   j. "Company Stock" means common stock of the Company. In the event of a change in the capital structure of the Company (as provided in Section 12), the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.

   k. "Corporate Change" means a consolidation, merger, dissolution or liquidation of the Company or a Subsidiary, or a sale or distribution of assets or stock (other than in the ordinary course of business) of the Company or a Subsidiary; provided that, unless the Committee determines otherwise, a Corporate Change shall only be considered to have occurred with respect to Participants whose business unit is affected by the Corporate Change.

   l. "Date of Grant" means the date as of which an Option is made by the Committee.

   m. "Disability" or "Disabled" means the inability to perform the job for which a Participant was employed because of a physical or mental condition. The Committee shall determine whether a Disability exists and such determination shall be conclusive.

   n. "Fair Market Value" means if the Company Stock is traded on an exchange, the mean of the highest and lowest registered sales prices of the Company Stock on that date on the exchange on which the Company Stock generally has the greatest trading volume, or if the Company Stock is traded in the over-the-counter market, the mean between the high and low prices on that date as reported on the NASDAQ National Markets Transactions Tape. Fair Market Value shall be determined as of the applicable date specified in the Plan or, if there if are no trades on such date, the value shall be determined as of the last preceding day on which the Company Stock is traded.

   o. "Insider" means a person subject to Section 16(b) of the Act.

   p. "Nonstatutory Stock Option" means an Option that does not meet the requirements of Code section 422, or that is otherwise not intended to be an Incentive Stock Option and is so designated.

   q. "Option" means a right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan.

   r. "Parent" means, with respect to any corporation, a parent of that corporation within the meaning of Code section
       424(e).

   s. "Participant" means any employee who receives an Option under the Plan.

   t. "Replacement Feature" means a feature of an Option, as described in the Participant's stock option agreement, that provides for the automatic grant of a Replacement Option in accordance with the provisions of Section 7(b).

   u. "Replacement Option" means an Option granted to a Participant equal to the number of shares of already owned
       Company Stock that are delivered by the Participant to exercise an Option, as described in Section 7(b).

   v. "Rule 16b-3" means Rule 16b-3 of the Act. A reference in the Plan to Rule 16b-3 shall include a reference to any corresponding subsequent rule or any amendments to Rule 16b-3 enacted after the effective date of the Plan.

   w. "Subsidiary" means an entity of which the Company owns 50% or more of the total combined voting power of all classes of stock.

3. GENERAL

       Only Nonstatutory Stock Options may be granted under the Plan.

4. STOCK

       Subject to Section 13 of the Plan, there shall be reserved for issuance under the Plan an aggregate of 750,000 shares of Company Stock, which shall be authorized, but unissued, shares. Shares allocable to Options granted under the Company s 1986 Stock Option Plan or under this Plan that expire or otherwise terminate unexercised may again be subjected to an Option under this Plan. For purposes of determining the number of shares that are available for Options under the Plan, such number shall, if permissible under Rule 16b-3, include the number of shares surrendered by a Participant or retained by the Company in connection with the exercise of an option or in payment of Applicable Withholding Taxes.

5. ELIGIBILITY

   a. Any employee of the Company or a Subsidiary who, in the judgment of the Committee, has contributed or can be expected to contribute to the profits or growth of the Company and directors of the Company who are employees and are not members of the Committee are eligible to receive Options under the Plan. The Committee shall have the power and complete discretion, as provided in Section 13, to select eligible employees to receive Options and to determine for each employee the terms and conditions applicable to the Option and the number of shares to be allocated as part of the Option. The Committee is expressly authorized to award an Option to a Participant conditioned upon the surrender for cancellation of an existing Option.

   b. The grant of an Option shall not obligate the Company or any Subsidiary to pay an employee any particular amount of remuneration, to continue the employment of the employee after the grant or to make further grants to the employee at any time thereafter.

6. STOCK OPTIONS

   a. Whenever the Committee deems it appropriate to grant
      Options, notice shall be given to the Participant stating the number of shares for which Options are granted, the Option price per share, and the conditions to which the grant and exercise of the Options are subject. This notice, when duly accepted in writing by the Participant, shall become a stock option agreement between the Company and the Participant.

   b. The Committee shall establish the exercise price of Options. The exercise price of an Option shall be not less than 100% of the Fair Market Value of the shares of Company Stock covered by the Option on the Date of Grant.

   c. An employee may not receive awards of Options under the Plan with respect to more than 100,000 shares of Company Stock during any calendar year.

   d. Options may be exercised in whole or in part at such times as may be specified by the Committee in the Participant's stock option agreement. The Committee may impose such vesting conditions and other requirements as the Committee deems appropriate, and the Committee may include such provisions regarding a Change of Control or Corporate Change as the Committee deems appropriate.

   e. The Committee shall establish the term of each Option in the Participant's stock option agreement. The term of the Option shall not be longer than ten years from the Date of Grant. No Option may be exercised after the expiration of its term or, except as set forth in the Participant's stock option agreement, after the termination of the Participant's employment. The Committee shall set forth in the Participant's stock option agreement when, and under what circumstances, an Option may be exercised after termination of the Participant's employment or period of service.

   f. If a Participant dies and if the Participant's stock option agreement provides that part or all of the Option may be exercised after the Participant's death, then such portion may be exercised by the personal representative of the Participant's estate during the time period specified in the stock option agreement.

   g. The Committee may, in its discretion, grant Options containing a Replacement Feature as described in Section 7(b) and may amend previously granted Nonstatutory Stock Options to provide such a Replacement Feature.

7. METHOD OF EXERCISE OF OPTIONS

   a. Options may be exercised by giving written notice of the exercise to the Company, stating the number of shares the Participant has elected to purchase under the Option. Such notice shall be effective only if accompanied by the exercise price in full in cash; provided that, if the terms of an Option so permit, the Participant may deliver Company Stock that the Participant has owned for at least six months (valued at Fair Market Value on the date of exercise), or cause shares of Company Stock (valued at their Fair Market Value on the date of exercise) to be withheld in satisfaction of all or any part of the exercise price, deliver a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the exercise price and, if required by the Committee, Applicable Withholding Taxes, or deliver an interest bearing promissory note, payable to the Company, in payment of all or part of the exercise price, together with such collateral and subject to such terms as may be required by the Committee at the time of exercise. The interest rate under any such promissory note shall be equal to the minimum interest rate required at the time to avoid imputed interest to the Participant under the Code.

   b. If a Participant exercises an Option that has a Replacement Feature by delivering already owned shares of Company Stock, the Participant shall automatically be granted a Replacement Option. The Replacement Option shall be subject to the following provisions:

     i. The Replacement Option shall cover the number of shares of Company Stock delivered by the Participant to exercise the Option;

     ii.  The Replacement Option will not have a Replacement
          Feature;

     iii. The exercise price of shares of Company Stock covered by a Replacement Option shall be not less than 100% of the Fair Market Value of such shares on the date the Participant delivers shares of Company Stock to exercise the Option; and

     iv. The Replacement Option shall be subject to the same restrictions on exercisability as those imposed on the underlying Option and such other restrictions as the Committee deems appropriate.

   c. Notwithstanding anything herein to the contrary, Options shall always be granted and exercised in such a manner as to conform to the provisions of Rule 16b-3.

8. APPLICABLE WITHHOLDING TAXES

       Each Participant shall agree, as a condition of receiving an Option, to pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, all Applicable Withholding Taxes with respect to the Option. Until the Applicable Withholding Taxes have been paid or arrangements satisfactory to the Company have been made, no stock certificates shall be issued to the Participant. As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Tax obligations, the Committee may establish procedures permitting the Participant to elect (a) deliver shares of already owned Company Stock or (b) have the Company retain that number of shares of Company Stock that would satisfy all or a specified portion of the Applicable Withholding Taxes. Any such election shall be made only in accordance with procedures established by the Committee and, in the case of an Insider, in accordance with Rule 16b-3.

9. NONTRANSFERABILITY OF OPTIONS

   a. In general Options, by their terms, shall not be transferable by the Participant except by will or by the laws of descent and distribution or except as described below. Options shall be exercisable, during the Participant's lifetime, only by the Participant or by his guardian or legal representative.

   b. Notwithstanding the provisions of (a) and subject to federal and state securities laws, the Committee may grant Options that permit, or amend to permit, a Participant to transfer the Options to one or more immediate family members, to a trust for the benefit of immediate family members or to a partnership whose only partners are immediate family members. Consideration may not be paid for the transfer of Options. The transferee of an Option shall be subject to all conditions applicable to the Option prior to its transfer. The agreement granting the Option shall set forth the transfer conditions and restrictions. The Committee may impose on any transferable Option and on stock issued upon the exercise of an Option such limitations and conditions as the Committee deems appropriate. Except to the extent otherwise permitted by Rule 16b-3, Options that are intended to be exempt from Section 16(b) of the Act pursuant to Rule 16b-3 may not be transferable except by will or by the laws of descent and distribution.

10.  EFFECTIVE DATE OF THE PLAN

     This Plan shall be effective May 14, 1996 subject to approval by the Company's shareholders. Until the Plan has been approved by the Company s shareholders and all applicable federal and state securities laws have been complied with and the shares of Company Stock have been listed on the stock exchange or exchanges where traded, no Options shall be exercisable and no Option shall be made that would result in the issuance of shares of Company Stock.

11.  TERMINATION, MODIFICATION, CHANGE

     If not sooner terminated by the Board, this Plan shall terminate at the close of business of May 13, 2006. No Options shall be made under the Plan after its termination. The Board may terminate the Plan or may amend the Plan in such respects as it shall deem advisable; provided, that, if and to the extent required by Rule 16b-3, no change shall be made that materially increases the total number of shares of Company Stock reserved for issuance pursuant to Options granted under the Plan (except pursuant to Section 12), materially expands the class of persons eligible to receive Options, or materially increases the benefits accruing to Participants under the Plan, unless such change is authorized by the shareholders of the Company. Notwithstanding the foregoing, the Board may unilaterally amend the Plan and Options as it deems appropriate to ensure compliance with Rule 16b-3 and to cause Incentive Stock Options to meet the requirements of the Code and regulations thereunder. Except as provided in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant's rights under an Option previously granted to him.

12.  CHANGE IN CAPITIAL STRUCTURE

     a. In the event of a stock dividend, stock split or combination of shares, spin-off, reclassification, recapitaliza-tion, merger or other change in the Company's capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be issued under the Plan (under outstanding Options and Options to be granted in the future), the exercise price of Options, and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any Option, the Committee may adjust appropriately the number of shares covered by the Option so as to eliminate the fractional shares.

     b. In the event the Company distributes to its shareholders a dividend, or sells or causes to be sold to a person other than the Company or a Subsidiary shares of stock in any corporation (a "Spinoff Company") which, immediately before the distribution or sale, was a majority owned Subsidiary of the Company, the Committee shall have the power, in its sole discretion, to make such adjustments as the Committee deems appropriate. The Committee may make adjustments in the number and kind of shares or other securities to be issued under the Plan (under outstanding Options and Options to be granted in the future), the exercise price of Options, and other relevant provisions, and, without limiting the foregoing, may substitute securities of a Spinoff Company for securities of the Company. The Committee shall make such adjustments as it determines to be appropriate, considering the economic effect of the distribution or sale on the interests of the Company's shareholders and the Participants in the businesses operated by the Spinoff Company. The Committee's determination shall be binding on all persons.
         If the adjustment would produce fractional shares with respect to any Option, the Committee may adjust appropriately the number of shares covered by the Option so as to eliminate the fractional shares.

     c. If a Change of Control or Corporate Change occurs, the Committee may take such actions with respect to outstanding Options as the Committee deems appropriate. These actions may include, but shall not be limited to, accelerating the vesting and payment of Options, releasing restrictions on Options, and accelerating the expiration dates of Options. The effectiveness of such acceleration or release of restrictions shall be conditioned upon the consummation of the applicable Change of Control or Corporate Change.

     d. Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee's determination shall be conclusive and binding on all persons for all purposes. The Committee shall make its determinations consistent with Rule 16b-3 and the applicable provisions of the Code.

13.  ADMINISTRATION OF THE PLAN

     a. The Plan shall be administered by a Committee consisting of two or more outside directors of the Company, who shall be appointed by the Board. The Board may designate the Compensation Committee of the Board, or a subcommittee of the Compensation Committee, to be the Committee for purposes of the Plan. If and to the extent required by Rule 16b-3, all members of the Committee shall be "disinterested persons" as that term is defined in Rule 16b-3, and the Committee shall be comprised solely of two or more "outside directors" as that term is defined for purposes of Code section 162(m). If any member of the Committee fails to qualify an "outside director" or (to the extent required by Rule 16b-3) a "disinterested person," such person shall immediately cease to be a member of the Committee and shall not take part in future Committee deliberations. The Committee from time to time may appoint members of the Committee and may fill vacancies, however caused, in the Committee.

     b. The Committee shall have the authority to impose such limitations or conditions upon an Option as the Committee deems appropriate to achieve the objectives of the Option and the Plan. Without limiting the foregoing and in addition to the powers set forth elsewhere in the Plan, the Committee shall have the power and complete discretion to determine (i) which eligible employees shall receive an Option, (ii) the number of shares of Company Stock to be covered by each Option, (iii) whether to include a Replacement Feature in an Option and the conditions of any Replacement Feature, (iv) the Fair Market Value of Company Stock, (v)the time or times when an Option shall be granted,
         (vi) whether an Option shall become vested over a period of time, according to a performance-based vesting schedule or otherwise, and when it shall be fully vested, (vii) the terms and conditions under which restrictions imposed upon an Option shall lapse, (viii) whether a Change of Control or Corporate Change exists, (ix) when Options may be exercised, (x) whether to approve a Participant's election with respect to Applicable Withholding Taxes, (xi) conditions relating to the length of time before disposition of Company Stock received in connection with an Option is permitted, (xii) notice provisions relating to the sale of Company Stock acquired under the Plan, and (xiii) any additional requirements relating to Options that the Committee deems appropriate.

     c. The Committee shall have the power to amend the terms of previously granted Options so long as the terms as amended are consistent with the terms of the Plan. The consent of the Participant must be obtained with respect to any amendment that would adversely affect the Participant's rights under the Option, except that such consent shall not be required if such amendment is for the purpose of complying with Rule 16b-3 or any requirement of the Code applicable to the Option.

     d. The Committee may adopt rules and regulations for carrying out the Plan. The Committee shall have the express discretionary authority to construe and interpret the Plan and the Option agreements, to resolve any ambiguities, to define any terms, and to make any other determinations required by the Plan or an Option agreement. The interpretation and construction of any provisions of the Plan or an Option agreement by the Committee shall be final and conclusive. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

     e. A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

14.  ISSUANCE OF COMPANY STOCK

         The Company shall not be required to issue or deliver any certificate for shares of Company Stock before (i) the admission of such shares to listing on any stock exchange on which the Company Stock may then be listed, (ii) receipt of any required registration or other qualification of such shares under any state or federal law or regulation that the Company's counsel shall determine is necessary or advisable, and (iii) the Company shall have been advised by counsel that all applicable legal requirements have been complied with. The Company may place on a certificate representing Company Stock any legend required to reflect restrictions pursuant to the Plan, and any legend deemed necessary by the Company's counsel to comply with federal or state securities laws. The Company may require a customary written indication of a Participant's investment intent. Until a Participant has been issued a certificate for the shares of Company Stock acquired, the Participant shall possess no shareholder rights with respect to the shares.

15.  RIGHTS UNDER THE PLAN

         Title to and beneficial ownership of all benefits described in the Plan shall at all times remain with the Company. Participation in the Plan and the right to receive payments under the Plan shall not give a Participant any proprietary interest in the Company or any Subsidiary or any of their assets. No trust fund shall be created in connection with the Plan, and there shall be no required funding of amounts that may become payable under the Plan. A Participant shall, for all purposes, be a general creditor of the Company. The interest of a Participant in the Plan cannot be assigned, anticipated, sold, encumbered or pledged and shall not be subject to the claims of his creditors.

16.  BENEFICIARY

         A Participant may designate, on a form provided by the Committee, one or more beneficiaries to receive any payments under Options of Restricted Stock or Incentive Stock after the Participant's death. If a Participant makes no valid designation, or if the designated beneficiary fails to survive the Participant or otherwise fails to receive the benefits, the Participant's beneficiary shall be the first of the following
     persons who survives the Participant:   (a)the Participant's
     surviving spouse, (b) the Participant's surviving descendants, per stirpes, or (c) the personal representative of the Participant's estate.

17.  NOTICE

         All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows (a) if to the Company - at its principal business address to the attention of the Secretary; (b) if to any Participant - at the last address of the Participant known to the sender at the time the notice or other communication is sent.

18.  INTERPRETATION

         The terms of this Plan and Options granted pursuant to the Plan are subject to all present and future regulations and rulings of the Secretary of the Treasury or his delegate relating to the qualification of Incentive Stock Options under the Code or compliance with Code section 162(m), to the extent applicable, and they are subject to all present and future rulings of the Securities Exchange Commission with respect to Rule 16b-3. If any provision of the Plan or an Option conflicts with any such regulation or ruling, to the extent applicable, the Committee shall cause the Plan to be amended, and shall modify the Option, so as to comply, or if for any reason amendments cannot be made, that provision of the Plan and/or the Option shall be void and of no effect.

                                                                 APPENDIX B
                       AMERICAN WOODMARK CORPORATION
                   SHAREHOLDER VALUE PLAN FOR EMPLOYEES

1.   PURPOSE

         On May 14, 1996, the Board of Directors of the Company adopted the Shareholder Value Plan For Employees (the "Plan") to provide incentive-based cash benefits for eligible participants if the performance goals fixed by the Committee pursuant to the terms of the Plan are met. The Plan is subject to approval by Company shareholders and is intended to meet the requirements of section 162(m) of the Internal Revenue Code, and regulations thereunder, so that cash compensation received pursuant to the Plan will be incentive compensation excludable from the $1 million limitation on deductible compensation.

2.   DEFINITIONS

         As used in the Plan, the following terms have the meanings indicated:

     (a)   "Award Table" means a table similar in type to Exhibit
           A with changes necessary to adapt the table to the performance criteria selected by the Committee for the Performance Period and to display other objective factors necessary to determine the amount, if any, of the award for the Performance Year.

     (b) "Award Unit" means a measure of value fixed by the Committee with respect to each Performance Period whose value will be based upon the extent to which the Performance Goal set by the Committee for the Performance Period has been achieved.

     (c)   "Board" means the board of directors of the Company.

     (d)   "Change" of Control means:

           (i) The acquisition by any unrelated person of beneficial ownership (as that term is used for purposes of the Securities Exchange Act of 1934) of 50% or more of the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors. The term unrelated person means any person other than (x) the Company and its Subsidiaries, (y) an employee benefit plan or trust of the Company or its Subsidiaries, and (z) a person who acquires stock of the Company pursuant to an agreement with the Company that is approved by the Board in advance of the acquisition, unless the acquisition results in a Change of Control pursuant to subsection
                 (ii) below. For purposes of this subsection, a person means an individual, entity or group, as that term is used for purposes of the Act.

           (ii) Any tender or exchange offer, merger or other business combination, sale of assets or any combination of the foregoing transactions, and the Company is not the surviving corporation.

           (iii) A liquidation of the Company.

     (e) "Code" means the Internal Revenue Code of 1986, as amended, and regulations thereunder.

     (f) "Committee" means the committee appointed by the Board as described in Section 6.

     (g)    "Company" means American Woodmark Corporation, a
            Virginia corporation.

     (h)    "Company Stock" means the common stock of the Company.

     (i) "Comparison Group" means the publicly traded corporations that are included in the S&P Home Furnishings and Appliance Index of companies.

     (j) "Disability" means a condition that entitles the Participant to disability payments under the terms of the Company's long term disability plan.

     (k) "Fair Market Value" means, on any given date, the average of the high and low price on such date as reported on the NASDAQ National Markets Transactions Tape. In the absence of any such sale, fair market value means the average of the closing bid and asked prices of a share of Common Stock on such date as reported by such source. In the absence of such average or if shares of Common Stock are no longer traded on NASDAQ, the fair market value shall be determined by the Committee using any reasonable method in good faith.

     (l) "Participant" means any person eligible to receive a cash award under the Plan.

     (m)    "Performance Goal" means for the three-year
            Performance Period beginning May 1, 1996 the amount of Total Shareholder Return computed for a share of American Woodmark Corporation common stock specified by the Committee that when expressed as a percentage and compared with the Comparison Group falls within the ranking scale between the 50th percentile and including the 90th percentile for such Performance Period. For Performance Periods beginning after April 30, 1997, the term generally means Total Shareholder Return as described in the preceding sentence with such adjustments to percentages in the ranking scale as the Committee deems appropriate for the Performance Period.

     (n)    "Performance Period" means three consecutive
            Performance Years.

     (o) "Performance Year" means the period which is also the Company's fiscal year.

     (p)    "Plan" means the American Woodmark Corporation
            Shareholder Value Plan For Employees.

     (q) "Retirement" or "Retires" means the termination of employment of a Participant on or after the Participant's Early Retirement Date under the Company's Pension Plan for reasons other than death.

     (r)    "Total Shareholder Return" means for each Performance
            Period (1) the increase in the average trading price of a share of common stock during the month in which ends the Performance Period (the ending price) over the average trading price of a share of common stock during the month preceding the first day of the Performance Period (the beginning price), plus (2) the value of dividends or other distributions with respect to a share of common stock during the Performance Period, expressed as an annualized rate of return for the Performance Period.


3.   PARTICIPATION

         Management employees designated by the Committee shall be eligible to participate in the Plan. The Committee shall award to each Participant with respect to each Performance Period the number of Award Units which shall be a component in measuring the value of the Participant's incentive payment.

4.   DETERMINATION OF AWARDS

     (a) Before the beginning of each Performance Period, except as provided in (d) below, the Committee will complete and adopt an Award Table substantially in the form attached as Exhibit A. The Award Table will fix the Performance Period, the Performance Goal and all other relevant objective components for determining whether an incentive payment will be due and, if so, the amount of the incentive payment. Incentive payments are based on the value of each Award Unit for the Performance Period if and to the extent the Performance Goal is achieved. The Performance Goal shall be the attainment of a target percentage or range of target percentages of the Performance Goal for the Performance Period. The amount payable to a Participant for the Performance Period will be determined from the Award Table as the product of the number of Award Units assigned to the Participant multiplied by the value of each Award Unit as of the end of the Performance Period. The Committee may establish such threshold requirements for the payment of an award and limitations on the amount of the award as the Committee shall deem appropriate.
         Once fixed, the Performance Period, the Performance Goals and targets for a Performance Period may not be modified after the Performance Period begins.

     (b)     Before any award may be paid for a Performance
         Period, the Committee shall certify that the Performance Goals and any other requirements of the Plan have been satisfied for the Performance Period. No payments shall be made unless and until the Committee makes this certification. Once the payment has been made pursuant to the certification, such certification and payment shall not be subject to change because of the occurrence of subsequent events or discovery of facts not known or not reasonably foreseeable at the time the certification is made.

     (c) Even though the Performance Goals have been met, no award to a Participant with respect to a Performance Period shall exceed $750,000.

     (d) In the Performance Year in which the Plan is adopted, the Committee may take the action required under (a) at any time during the initial Performance Year.

5.   PAYMENT OF AWARDS

     (a) If the Committee has made the certification required pursuant to Section 4(b), subject to Section 4(c), awards shall be paid as soon as administratively practicable following the last day of the Performance Period for which they are computed. All awards under the Plan are subject to federal, state and local income and payroll tax withholding when paid.

     (b) A Participant shall not receive an award if the Participant's employment with the Company and its subsidiaries terminates prior to the last day of the Performance Period for any reason other than death, Disability, Retirement, or sale or other disposition of the business unit in which the Participant was employed. A Participant who terminates employment for one of the reasons described in the preceding sentence shall be eligible to receive a prorata award, if an award is otherwise payable pursuant to Section 4, based on the ratio that the number of full months elapsed during the Performance Period to the date the event occurred bears to 36 or such greater number of months in the Performance Period. A Participant shall not forfeit an award if the Participant's employment terminates after the end of the applicable Performance Period, but prior to the distribution of the award, if any, for such year.

     (c) If a Participant dies and is subsequently entitled to receive an award under the Plan, the award shall be paid to the personal representative of the Participant's estate.

6.   ADMINISTRATION

     (a)     The Plan shall be administered by the Compensation
         Committee of the Board of Directors (the "Committee"), which shall be comprised solely of two or more "outside directors", as that term is defined for purposes of Code Section 162(m).

     (b) The Board from time to time may appoint members previously appointed and may fill vacancies, however caused, in the Committee. Insofar as it is necessary to satisfy the requirements of Section 16(b) of the Securities Exchange Act of 1934, no member of the Committee shall be eligible to participate in the Plan.

     (c) If any member of the Committee fails to qualify as an "outside director" or otherwise meet the requirements of this section, such person shall immediately cease to be a member of the Committee solely for purposes of the Plan and shall not take part in future Committee deliberations.

     (d) The Committee may adopt rules and regulations for carrying out the Plan, and the Committee may take such actions as it deems appropriate to ensure that the Plan is administered in the best interests of the Company. The Committee has the authority to construe and interpret the Plan, resolve any ambiguities, and make determinations with respect to the eligibility for or amount of any award. The interpretation, construction and administration of the Plan by the Committee shall be final and conclusive. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

7.   RIGHTS

         Participation in the Plan and the right to receive cash awards under the Plan shall not give a Participant any proprietary interest in the Company, any subsidiary or any of their assets. No trust fund shall be created in connection with the Plan, and there shall be no required funding of amounts that may become payable under the Plan. A Participant shall for all purposes be a general creditor of the Company. The interests of a Participant cannot be assigned, anticipated, sold, encumbered or pledged and shall not be subject to the claims of his creditors. Nothing in the Plan shall confer upon any Participant the right to continue in the employ of the Company or any subsidiary or shall interfere with or restrict in any way the right of the Company and its subsidiaries to discharge a Participant at any time for any reason whatsoever, with or without cause.

8.   SUCCESSORS

         The Plan shall be binding on the Participants and their personal representatives. If the Company becomes a party to any merger, consolidation, reorganization or other corporate transaction, the Plan shall remain in full force and effect as an obligation of the Company or its successor in interest. In the event of a Change of Control, each Performance Period which has not ended prior to the date of the Change of Control shall be deemed to have ended on the last day of the month immediately preceding the month in which the Change of Control occurred. The Committee, or any successor thereto, shall determine the awards payable to Participants pursuant to Section 4 for such Performance Periods. Within no later than 90 days following the date of the Change of Control, the Committee (or its successor) shall determine whether the Performance Goals for such Performance Periods have been satisfied and shall pay the appropriate awards to Participants.

9.   AMENDMENT AND TERMINATION

         The Board may amend or terminate the Plan at any time as it deems appropriate; provided that i. no amendment or termination of the Plan after the end of a Performance Period may increase or decrease the awards for the Performance Period just ended, and
     ii. to the extent required to meet the requirements of Code
     Section 162(m) for performance-based compensation, any amendment that makes a material change to the Plan must be approved by the shareholders of the Company. The Board is specifically authorized to amend the Plan and take such other actions as necessary or appropriate to comply with Code Section 162(m) and regulations issued thereunder, and to comply with or avoid administration of the Plan in a manner that could cause a Participant to incur liability under Section 16(b) of the Securities Exchange Act of 1934 and regulations issued thereunder.

10.  INTERPRETATION

         If any provision of the Plan would cause the Plan to fail to meet the Code Section 162(m) requirements for performance-based compensation, then that provision of the Plan shall be void and of no effect. The Plan shall be interpreted according to the laws of the Commonwealth of Virginia.

                                                              EXHIBIT A

                                AWARD TABLE

          PERFORMANCE PERIOD BEGINNING 5/1/96 AND ENDING 4/30/99


BASIS FOR PERFORMANCE GOAL MEASUREMENT: TOTAL SHAREHOLDER RETURN

                              PERCENTILE RANK
                           S&P Home Furnishings
                            and Appliance Index        AWARD UNIT VALUE*
                                ---------                 ----------

THRESHOLD                           50                     $  500
                                    55                        700

TARGET                              60                      1,000
                                    65                      1,300
                                    70                      1,600
                                    75                      1,950
                                    80                      2,300
                                    85                      2,650

MAXIMUM                             90+                     3,000

  * Award Unit Values for percentile rank performance between those listed in the tables will be interpolated.


AWARD DERIVATIONS

    Before the beginning of each Performance Year, the Committee will complete and evidence in writing the following process relative to Plan administration for the Performance Year.

1.   Specify the Performance Period beginning and ending dates.

2.   Specify any additions or changes in participation and assign
     Award Units to Participants.

3. Specify the comparison group for determining the Company's percentile rank for the purpose of determining whether a cash award will be payable under the Plan for the Performance Year.

4. Fix Award Unit values in relation to Performance Goal and target levels.

5. Fix Threshold Performance Goal rank below which no award is payable.

6.   Fix percent of Target Award rank.

7. Fix maximum Performance Goal rank which results in maximum permitted award.

[DESCRIPTION] PROXY CARD

                       AMERICAN WOODMARK CORPORATION
          PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
         ANNUAL MEETING OF SHAREHOLDERS TO BE HELD AUGUST 20, 1996

    The undersigned hereby appoints Richard A. Graber and Donald P. Mathias (each with power to act alone and with power of substitution) as proxies, and hereby authorizes them to represent and vote, as directed on the reverse side, all the shares of Common Stock of American Woodmark Corporation held of record by the undersigned on June 28, 1996, at the annual meeting of shareholders to be held on August 20, 1996, and any adjournment thereof.

    This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR proposals 1 and 2.

            (Continued and to be signed on the other side)

Please mark your votes as indicated in this example:   X
                                                      ---

1.  ELECTION OF DIRECTORS
                                  NOMINEES: William F. Brandt, Jr.,
FOR all nominees      WITHHOLD              Donald P. Mathias, C. Anthony
listed to the         AUTHORITY             Wainwright, Martha M. Dally, James
right (except as      to vote for           J. Gosa, Richard A. Graber, John T.
indicated hereon)     all nominees          Gerlach, Daniel T. Carroll
                      listed to the
                      right

       ---               ---

(INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name on the line provided below.)
- -----------------------------------------------------------------------------

2. PROPOSALS TO RATIFY THE SELECTION OF ERNST & YOUNG LLP as independent certified public accountants of the Company.

             FOR             AGAINST             ABSTAIN

             ---               ---                 ---

3. To consider and vote upon a proposal to approve a Stock Option Plan for employees.

             FOR             AGAINST             ABSTAIN

             ---               ---                 ---

4. To consider and vote upon a proposal to approve a Shareholder Value Plan for employees,

             FOR             AGAINST             ABSTAIN

             ---               ---                 ---

    and,

5. In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting.

           Date                                     , 1996
                -----------------------------------
           Signature
                     -------------------------------------
           Signature
                     -------------------------------------

    Please sign exactly as name appears to the left. Executors, trustees, etc., should so indicate when signing. If a corporation, sign in full corporate name by authorized officer. If a partnership, sign in partnership name by authorized person.

     Please date, sign and return this Proxy in the enclosed envelope.